HYPERION 2002 TERM TRUST, INC. (the "Registrant")
         Amended Form N-SAR for the period ending May 31, 1999
                        File Number 811-07070





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 29th day of July, 1999.




HYPERION 2002 TERM TRUST, INC.





                                                By:      /s/ Clifford E. Lai
                                                         Clifford E. Lai
                                                         President




Witness:  /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary